EXHIBIT 21



                            Description of Subsidiary
                            -------------------------

     ITS  Networks  Inc.  has  one  subsidiary,  ITS  Europe,  S.L.,  a  company organized under the laws of Spain in 1995, which is a wholly owned subsidiary of

ITS  Networks  Inc.